Exhibit 99.2

EXECUTION VERSION

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 9th day of October, 2013, by and between Liberty Media Corporation, a Delaware corporation (the “Seller”), and Sirius XM Radio Inc., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, the Seller desires to sell shares beneficially owned by it of common stock, par value $0.001 per share, of the Purchaser (“Common Shares”) to the Purchaser, and the Purchaser desires to purchase Common Shares from the Seller, on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”).

WHEREAS, after due consideration, the board of directors of the Purchaser has (a) approved the Repurchase Transaction and related transactions that may be required in connection with the Repurchase Transaction and (b) determined that the Repurchase Transaction will be treated as an acquisition that is exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by reason of Rule 16b-3 promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
SALE AND PURCHASE OF COMMON SHARES

Section 1.1                                    Purchase of Common Shares.

(a)                                 Subject in each case to the terms and conditions of this Agreement, including the conditions listed in Section 4.1 hereof, on each of the Initial Closing Date (as defined below), January 27, 2014 and April 25, 2014 (each, a “Closing Date”), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, a number of Common Shares (in respect of each Closing Date, the “Shares”), which is equal to the quotient of (a) the aggregate purchase price for the Shares on the applicable Closing Date as set forth on Schedule A hereto under the heading “Aggregate Purchase Price” (in respect of each Closing Date, the “Aggregate Purchase Price”) divided by (b) the Purchase Price per Share (as defined below) (rounded up to the nearest whole number of Common Shares).

(b)                                 Subject to Section 4.3 hereof, upon the prior written consent of the Seller, which consent may be withheld in its sole discretion, the Purchaser may accelerate the purchase and sale of all or any portion of the Shares to be purchased on any Closing Date, and the term “Closing Date” as used herein shall also refer to each such accelerated date. The Purchaser shall provide the Seller at least six business days’ written notice of any request to accelerate the purchase and sale of all or any portion of the Shares. The Seller shall provide its consent, or indicate that it does not consent, to such acceleration no later than 1:00 pm, New York City time, four business days prior to such proposed accelerated Closing Date.

(c)                                  To the extent the Purchaser is unable to purchase all of the applicable Shares subject to purchase on any Closing Date as set forth on Schedule A hereto, due to the failure to meet any of the conditions listed in Section 4.1 hereof (a “Condition Failure”), the Purchaser will notify the Seller at least one business day prior to such scheduled Closing Date, such notice to specify the number of Shares that the Purchaser is able to purchase without causing a Condition Failure, the condition listed in Section 4.1 which would fail to be satisfied after giving effect to the purchase of the amount of Shares scheduled to be purchased on such Closing Date and a brief description of the facts resulting in such Condition Failure, and thereafter, the Purchaser agrees (i) to purchase the maximum number of Shares on such Closing Date as would not result in a Condition Failure, and (ii) subject to the absence of a Condition Failure on the next subsequent Closing Date, to purchase the excess of those Shares not so purchased pursuant to clause (i) (the “Excess Shares”) on such next subsequent Closing Date, along with the Shares scheduled to be purchased on such subsequent Closing Date; provided, however, if the Purchaser is unable to purchase all Shares subject to purchase on April 25, 2014 (including all Excess Shares) as a result of a Condition Failure, then the Seller will have the option to (i)(x) sell to the Purchaser the maximum number of Shares that the Purchaser is able to purchase and satisfy the conditions in Section 4.1 and (y) either (I) terminate the Agreement immediately following such Closing Date or (II) extend the outside date for a period of ninety (90) days and require the Purchaser to purchase the Excess Shares on a Closing Date mutually agreed by the parties prior to the outside date as extended, subject to such purchase not resulting in a Condition Failure or (ii) terminate the Agreement without selling Shares at such final Closing Date.

(d)                                 Notwithstanding anything in this Section 1.1 to the contrary, the Purchaser and the Seller shall decrease the Aggregate Purchase Price with respect to any Closing Date as necessary to ensure that, after giving effect to the Repurchase Transaction, the Seller continues to beneficially own Common Shares representing not less than 50.1% of the Purchaser’s outstanding Common Shares.

Section 1.2                                    Purchase Price.

(a)                                 The purchase price per Share (the “Purchase Price per Share”) shall be a 1.5% discount to the average of the Daily VWAPs (as defined below) of the Common Shares for the first ten VWAP Trading Days (as defined below) beginning on the third VWAP Trading Day immediately following the date of the public release of the Purchaser’s third quarter 2013 earnings (the “VWAP Period”); provided that in no event shall such average be greater than $4.18 or less than $3.64.  “Daily VWAP”, with respect to each VWAP Trading Day, shall mean the volume weighted average price of the Common Shares for the entirety of such VWAP Trading Day as determined by reference to the screen displayed under the heading “SIRI <equity> AQR” (or its equivalent successor if such page is not available) as reported by Bloomberg L.P. in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day.  Daily VWAP will be determined without regard to afterhours trading or any other trading outside of the regular trading session trading hours. “VWAP Trading Day” shall mean a Scheduled Trading Day on which there is no “market disruption event” (as defined below) and trading of the Common Shares occurs on the relevant stock exchange. “Market disruption event” shall mean (a) a failure by the relevant stock exchange to open for trading on a Scheduled Trading Day (as defined below) within 15 minutes of its scheduled opening time, or (b) the occurrence or existence on any Scheduled Trading Day during which trading of the Common Shares has been suspended or limited for more than a one half-hour period in the aggregate. “Scheduled Trading Day” shall mean any day other than a Saturday, a Sunday, a day on which the relevant stock exchange is not open for business, or a day on which the relevant stock exchange is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time.

(b)                                 On the business day immediately following the last day of the VWAP Period, the Purchaser will deliver to the Seller a certificate of an authorized officer of the Purchaser setting forth the average of the Daily VWAP during the VWAP Period, together with reasonably detailed supporting documentation.  Two business days following the last day of the VWAP Period, the Purchaser and the Seller shall finalize such average of the Daily VWAP during the VWAP Period.

Section 1.3                                    Closings.  The initial closing date (the “Initial Closing Date”) shall occur on the third business day following the last day of the VWAP Period.  On each Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser all of the Seller’s right, title and interest in and to the applicable Shares by an appropriate method reasonably agreed to by the Purchaser and the Seller, together, in each case, with all documentation reasonably necessary to transfer to the Purchaser right, title and interest in and to such Shares.  On each Closing Date, the Purchaser shall pay to the Seller the applicable Aggregate Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Seller to the Purchaser.  Each closing of a purchase and sale of Shares on a Closing Date shall be deemed to have occurred at the offices of the Purchaser or at such other location as the parties shall mutually agree.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and each Closing Date and shall survive the final Closing Date.

Section 2.1                                    Existence and Power.

(a)                                 The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)                                 The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 or Regulation 13D under the Exchange Act) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Seller; and (ii) do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Seller is a party or with the Seller’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Seller or cause the acceleration or termination of any obligation or right of the Seller or any other party thereto.

Section 2.2                                    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 2.3                                    Title to Shares.  The Seller is the sole legal and beneficial owner of the Shares, and with respect to the Shares sold on a Closing Date, as of such Closing Date, the Seller shall have good and valid title to such Shares free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and as of such date, shall not have, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of such Shares or its ownership rights in such Shares, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares.

Section 2.4                                    Sophistication of the Seller.  The Seller acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the Repurchase Transaction.  The Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision.  The Seller and/or the Seller’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Shares and the Purchaser and all such questions have been answered to the Seller’s full satisfaction.  The Seller is not relying on the Purchaser with respect to the tax and other economic considerations of the Repurchase Transaction, and the Seller has relied on the advice of, or has consulted with, the Seller’s own advisors.

Section 2.5                                    Non-Public Information.  The Seller acknowledges that the Purchaser is in possession of non-public information regarding itself and its financial results since the filing of the Purchaser’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, which has not been, and will not be, disclosed by the Purchaser to the Seller in connection with the Repurchase Transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Seller, each of which is true and correct on the date hereof and each Closing Date and shall survive the final Closing Date.

Section 3.1                                    Existence and Power.

(a)                                 The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b)                                 The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Purchaser and (ii) do not and will not constitute or result in a breach, violation or default under any note, bond, credit agreement, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Purchaser is a party or with the Purchaser’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Purchaser or cause the acceleration or termination of any obligation or right of the Purchaser or any other party thereto.

Section 3.2                                    Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 3.3                                    Rule 16b-3.  Prior to the date hereof, the board of directors of the Purchaser has approved the purchase and sale of the Shares pursuant to the terms and provisions of this Agreement in accordance with Rule 16b-3 under the Exchange Act.

Section 3.4                                    Disinterested Directors.  Prior to the date hereof, the disinterested members of the board of directors of the Purchaser have approved this Agreement and the transactions contemplated hereby, including the purchase and sale of the Shares contemplated hereby.

ARTICLE IV
CONDITIONS TO CLOSING AND COVENANTS

Section 4.1                                    Conditions Precedent.  The obligations of the Seller and the Purchaser hereunder on any Closing Date is subject to satisfaction of the following conditions precedent:

(a)                                 as of such Closing Date, no default or event of default under any debt instrument or any other agreement of the Purchaser shall result from the purchase of the applicable Shares to be purchased on such date as part of the Repurchase Transaction,

(b)                                 the Purchaser has, as of such Closing Date, legally available funds under Delaware law to purchase the applicable Shares,

(c)                                  no restraining order or injunction prohibiting the closing of the Repurchase Transaction is in effect, and

(d)                                 as of such Closing Date, the Purchaser has availability under, and is able to draw on, its senior secured revolving credit facility, in an amount sufficient to pay the Aggregate Purchase Price, subject to the terms of such facility;

provided, that, to the extent any condition precedent provided in this Section 4.1 is not satisfied on or prior to any Closing Date, the Purchaser shall have no obligation to take any actions that would require it to incur any costs or expenses (other than de minimis costs and expenses) to remedy the failure of any condition set forth in Section 4.1, including avoiding a default under Section 4.1(a) of this Agreement, and the Purchaser shall be under no obligation to purchase the applicable Shares except as provided in Section 1.1 hereof.

Section 4.2                                    Conduct of the Purchaser’s Business.  From the date hereof to the final Closing Date, the Purchaser shall not take (a) any action outside of the ordinary course of business, consistent with past practice, or (b) any action within the Purchaser’s control resulting in a significant deviation (in either amount or timing) from the Purchaser’s budget, in each case, that would reasonably be likely to result in a failure of either the condition set forth in Section 4.1(a) or Section 4.1(d) unless approved by the board of directors of the Purchaser.

Section 4.3                                    Acceleration of Purchases and Sales.  If on any Closing Date, the Purchaser has (a) the availability under, and is able to draw on, its senior secured revolving credit facility, in an amount  sufficient to pay the entire Aggregate Purchase Price for Shares to be purchased on such Closing Date and the next scheduled Closing Date and (b) after giving effect to the accelerated closing contemplated by this Section 4.3, the Purchaser will have the ability to make restricted payments of at least an additional $15 million in the aggregate under Sections 4.04(a)(3) or 4.04(b)(15) of the Purchaser’s Indenture, dated as of

August 13, 2012, among the Purchaser, the guarantors party thereto and U.S. Bank National Association, as trustee, as the same may be amended from time to time, subject to the absence of a Condition Failure at such time, the Purchaser will seek to accelerate the purchase and sale of the Shares to be purchased on such next scheduled Closing Date in accordance with Section 1.1(b).

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1            Notice.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronic mail or other electronic transmission or overnight courier service (charges prepaid), in each case, to the address and to the attention of the person set forth in this Agreement. Notices will be deemed to have been given hereunder (a) when delivered personally, (b) three business days after deposit in the U.S. mail, postage prepaid, if mailed by first-class mail, (c) two business days after deposit with an overnight courier service, postage prepaid, for delivery on the next business day and (d) if delivered by facsimile transmission, electronic mail or other electronic transmission, on the business day such transmission is made (provided that the same is sent by a reputable overnight courier service for delivery on the immediately succeeding business day, with acknowledgement of receipt requested).

If delivered to the Purchaser, to:

Sirius XM Radio Inc.

1221 Avenue of the Americas, 37th Floor

New York, NY 10020

Facsimile:
Attention:      General Counsel

Email:

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: Peter Martelli, Esq.

Andy Keller, Esq.

Email: pmartelli@stblaw.com

akeller@stblaw.com

if to the Seller, to:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Facsimile:

Attention:  General Counsel

Email:

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY  10112

Facsimile: (212) 259-2530

Attention:  Frederick H. McGrath, Esq.

Renee L. Wilm, Esq.

Email: Frederick.McGrath@bakerbotts.com

Renee.Wilm@bakerbotts.com

Section 5.2            Entire Agreement.  This Agreement and the other documents and agreements executed in connection with the Repurchase Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.3            Assignment; Binding Agreement.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.  The Purchaser shall be entitled to assign its rights and obligations under this Agreement to any holding company formed by the Purchaser.

Section 5.4            Counterparts.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.5            Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York.  Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 5.6            No Third Party Beneficiaries or Other Rights.  Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 5.7            Waiver; Consent.  This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 5.8            No Broker.  Except as previously disclosed to each other party, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 5.9            Further Assurances.  Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.

Section 5.10          Costs and Expenses.  Each party hereto shall each pay their own respective costs and expenses, including, without limitation, any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 5.11          Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.  Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(Signatures appear on the next page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE PURCHASER:

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

[Signature Page to Share Repurchase Agreement]

THE SELLER:

LIBERTY MEDIA CORPORATION

By:	/s/ Richard N. Baer
Richard N. Baer
Senior Vice President and General Counsel

[Signature Page to Share Repurchase Agreement]

Omitted Schedule

The following schedule to the Share Repurchase Agreement, dated October 9, 2013, by and between Liberty Media Corporation and Sirius XM Radio Inc., has not been provided herein:

Schedule A

The undersigned registrant hereby undertakes to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon request.